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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan, the 1999 Equity Incentive Plan and the 1998 Executive Incentive Plan of Vitria Technology, Inc. of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of Vitria Technology, Inc. included in its annual report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                             /s/ Ernst & Young LLP
Palo Alto, California
October 3, 2001